Exhibit 16.1

TGM GROUP LLC

March 4, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Glen Burnie Bancorp

File No. 0-24047

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Glen Burnie Bancorp dated March 4, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ TGM GROUP LLC

Salisbury, Maryland